Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Change Healthcare Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 14, 2020.

H&F HARRINGTON AIV II, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner

HFCP VI DOMESTIC AIV, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.

By: Hellman & Friedman Investors VI, L.P., its general partner

By: Hellman & Friedman LLC, its general partner

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner

HELLMAN & FRIEDMAN INVESTORS VI, L.P.

By: Hellman & Friedman LLC, its general partner

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner

HELLMAN & FRIEDMAN LLC

By: /s/ Trevor Watt
Name: Trevor Watt
Title: Partner